Calculation of Filing Fee Tables
S-3
BRIGHTHOUSE LIFE INSURANCE Co
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid		Other	Flexible Adjustable Life Insurance Policy	457(o)	0		$ 0.00	0.000087	$ 0.00
Fees Previously Paid		Other	Flexible Adjustable Life Insurance Policy	457(o)	0		$ 0.00		$ 0.00
Carry Forward Securities
Carry Forward Securities	1	Other	Flexible Adjustable Life Insurance Policy	415(a)(6)	0		$ 445,247,207.50			S-3	333-268618	07/13/2023	$ 49,066.24
			Total Offering Amounts:				$ 445,247,207.50		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) The Amount Registered and the Proposed Maximum Offering Price Per Unit are not applicable because the securities are not issued in predetermined amounts or units. (2) Approximately $445,247,207.50 of unsold securities previously registered in the Registration Statement on Form S-3, File No. 333-268618 ("Prior Registration Statement"), are hereby carried forward to this Registration Statement on Form S-3. In accordance with Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the Effective Date of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date